UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 23, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On Deck Capital, Inc. Provides Business Update in Response to Coronavirus Pandemic
On Deck Capital, Inc. (the "Company") is closely monitoring the public health response and economic impact from COVID-19. We have taken measures to ensure that business operations are uninterrupted while protecting our employees and proactively managing our liquidity position and our portfolio of loans and finance receivables. We remain committed to transparency with all stakeholders, including our customers, business partners, investors, creditors and employees, and are thus providing this business update.

•
We continue to serve and support our existing customers and are selectively lending. Our portfolio is diversified by industry and geography. Through mid-March, we saw no material change in customer payment patterns, borrower behavior or loan demand. More recently, we have seen increased call volumes into our customer service center, slower collections and higher new loan application volumes, and we expect those trends to continue. The Company is taking the following actions in response to increased customer service requests and greater demand for financing from small business owners:

•	Implemented focused changes to significantly tighten underwriting standards;

•	Temporarily suspended all new originations to certain industries;

•	Limiting draws under customer lines of credit; and

•	Offering flexible repayment options to current customers, when appropriate.

•
We have bolstered our cash position, there have been no changes to our U.S. funding facilities. Protecting our financial resources and maintaining ample liquidity are our top near-term priorities. We have a strong and diverse group of lenders, have had no issues accessing our committed facilities and maintain excess unused capacity. Earlier this month, we drew the remaining available balance in our syndicated revolving debt facility to increase cash-on-hand.

•
We are maintaining continuity in our business operations. We transitioned to a fully remote workforce across our U.S. and international offices last week and canceled all near-term travel. Our U.S. operations are spread across three offices in different geographic regions (New York City, Northern Virginia and Denver, Colorado). Productivity measures across the fully remote organization are within normal operating parameters.

Given the deteriorating economic environment and rapidly changing political and regulatory actions, the financial guidance we issued earlier this year no longer applies. We will continue to take actions to protect liquidity, manage credit risks and reduce costs. We anticipate strong demand for our products once the COVID-19 situation abates and small businesses seek financing to rebuild their businesses.
Finally, our thoughts are with the individuals, small businesses and communities affected by COVID-19 and those working tirelessly to treat the ill and contain the virus from spreading.

Safe Harbor Statement
The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," "targets," "expects," "intends," "may," "allows," "plans," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the impact of global economic, political, market, health and social events or conditions, including the impact of the COVID-19 outbreak, macro-economic and other external factors. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. In particular, the consequences of the COVID-19 outbreak to economic conditions and our industry in general are changing rapidly and present material uncertainty with respect to our financial position and operating results. Therefore, you should not rely on any of these forward-looking statements.  Our expected results may not be achieved, and actual results may differ materially from our expectations.
Important factors that could cause or contribute to such differences include risks relating to: (1) our ability to maintain continuity and productivity in our business operations given our transition to a remote workforce; (2) changes in our loan originations volume, collections activities and our customers' ability to repay amounts borrowed under our term loan, line of credit or equipment finance products; (3) disruption and volatility in the global capital markets which increases the cost of capital and adversely impacts our access to capital from committed facilities and lenders, and our ability to maintain adequate liquidity; (4) recent and future changes to our underwriting standards and other operating policies and procedures and whether those changes work as intended; (5) the impact of the COVID-19 outbreak on our business partners, vendors and other third parties and their ability to perform under contractual or other arrangements; (6) our ability to estimate future performance of our businesses, particularly over the near- to medium-term due to uncertainty surrounding COVID-19; (7) the ability of our customers to perform, including in making timely payments, due to disruptions in their supply chains; (8) changes in our growth strategies or strategic initiatives, including our ability to pursue a bank charter, introduce new products or features, expand our platform to other lenders through ODX, expand into international markets and engage in business development activities; (9) our ability and willingness to make repurchases of our common stock under our previously announced share repurchase program; (10) worsening economic conditions that may result in decreased demand for our loans or services and increase our customers' default rates; (11) supply and demand driven changes in credit and increases in the availability of capital for our competitors that negatively impacts our loan pricing; (12) our ability to accurately assess creditworthiness and forecast and reserve for loan losses given the dynamic environment and our recent adoption of CECL; (13) the effectiveness of our efforts to identify, manage and mitigate our credit, market, liquidity, operational and other risks associated with our business and strategic objectives; (14) our reputation and possible adverse publicity about us or our industry, including actions we have taken or may take in response to the COVID-19 outbreak; (15) changes in federal or state laws or regulations, or judicial decisions, or other significant changes, including those related to the COVID-19 outbreak; and other risks, including those described in Part I - Item 1A. Risk Factors in our Annual Report on From 10-K for the year ended December 31, 2019, and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.
Information in this Current Report on Form 8-K is not an offer or recommendation to buy or sell securities or the solicitation of an offer to buy or sell securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer